UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ARTHUR J. GALLAGHER & CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARTHUR J. GALLAGHER & CO.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

April 11, 2005

Dear Stockholder:

Our Annual Meeting will be held on Tuesday, May 17, 2005, at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business requiring action at the meeting. A presentation by J. Patrick Gallagher, Jr., President and Chief Executive Officer of the Company, and me will provide information on the business and progress of your Company during 2004 and our directors and officers will be available to answer your questions.

We appreciate the interest of our stockholders in Arthur J. Gallagher & Co. and are pleased that in the past so many of you have exercised your right to vote your shares. We hope that you continue to do so.

Whether or not you plan to attend, please mark, sign, date and mail the accompanying proxy card as soon as possible. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote in person.

Cordially,

ROBERT E. GALLAGHER

Chairman of the Board

ARTHUR J. GALLAGHER & CO.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2005

To the Stockholders of

ARTHUR J. GALLAGHER & CO.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arthur J. Gallagher & Co. (the “Company”) will be held Tuesday, May 17, 2005, at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois for the following purposes:

1.	To elect two Class III directors;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005;

3.	To approve the Arthur J. Gallagher & Co. Senior Management Incentive Plan;

4.	To approve the Arthur J. Gallagher & Co. 2005 Long-Term Incentive Plan; and

5.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 21, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting, you may revoke your proxy and vote in person.

Date: April 11, 2005

By Order of the Board of Directors

JOHN C. ROSENGREN

Secretary

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

ARTHUR J. GALLAGHER & CO.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

PROXY STATEMENT

GENERAL INFORMATION

Use of Proxies

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Arthur J. Gallagher & Co. (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 17, 2005, in accordance with the foregoing notice. This Proxy Statement and accompanying proxy are being mailed to stockholders on or about April 11, 2005.

Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to the Company and not revoked, will be voted at the Annual Meeting.

Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the election of the Class III directors named as the nominees in this Proxy Statement; FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; FOR the approval of the Senior Management Incentive Plan; and FOR the approval of the 2005 Long-Term Incentive Plan. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

Record Date and Voting Securities

The close of business on March 21, 2005 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, the Company had 92,816,177 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote, exercisable in person or by proxy. There are no other outstanding securities of the Company entitled to vote, and there are no cumulative voting rights with respect to the election of directors.

The presence, in person or by proxy, of a majority of the outstanding shares of the Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes are included in the number of shares present and voting for the purpose of determining if a quorum is present. Abstentions are also included in the tabulation of votes cast on proposals presented to the stockholders but broker non-votes are not.

PRINCIPAL HOLDERS OF SECURITIES

The following table shows with respect to any person who is known to be the beneficial owner as of December 31, 2004 of more than 5% of the Company’s Common Stock, par value $1.00 per share, which is its only class of issued and outstanding capital stock, (i) the total number of shares of Common Stock beneficially owned as of such date; and (ii) the percent of Common Stock so owned as of the same date.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership		Percent of Common Stock
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	11,402,900	(1)	12.30%

(1)	Information obtained from a Schedule 13G dated January 10, 2005 filed with the Securities and Exchange Commission (“SEC”) by Capital Research and Management Company. The Company has been informed that Capital Research and Management Company is deemed to be the beneficial owner in the aggregate of 11,402,900 shares of the Company’s voting Common Stock as a result of acting as investment adviser to the American Funds Group of mutual funds. In its Schedule 13G, Capital Research and Management Company disclaimed beneficial ownership of these shares.

The following table shows with respect to each of the directors and nominees for director of the Company, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group, eighteen in number, (i) the total number of shares of Common Stock beneficially owned as of March 1, 2005 and (ii) the percent of Common Stock so owned as of the same date.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Common Stock
Robert E. Gallagher	2,603,322	(2)	2.82%
T. Kimball Brooker	245,250	(3)	*
Gary P. Coughlan	57,875		*
James W. Durkin, Jr.	306,814		*
J. Patrick Gallagher, Jr.	630,310	(4)	*
James S. Gault	105,382	(5)	*
Ilene S. Gordon	92,795		*
Elbert O. Hand	13,125		*
Bernard L. Hengesbaugh	2,125		*
Douglas K. Howell	23,118		*
David S. Johnson	1,300		*
David E. McGurn, Jr.	275,497	(6)	*
Richard J. McKenna	153,239		*
James R. Wimmer	117,875	(7)	*
All directors and executive officers as a group (18 persons)	4,800,165		5.20%

*	Less than 1%

(1)	Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise stated in these notes, each person has sole voting and investment power with respect to all such shares. Includes shares which the listed beneficial owner has a right to acquire within sixty days as follows: T. Kimball Brooker, 122,250 shares; Gary P. Coughlan, 51,375 shares; James W. Durkin, Jr., 103,096 shares; J. Patrick Gallagher, Jr., 87,306 shares; Robert E. Gallagher, 7,740; James S. Gault, 49,062 shares; Ilene S. Gordon, 88,795 shares; Elbert O. Hand, 9,625 shares; Bernard L. Hengesbaugh, 1,125 shares; Douglas K. Howell, 22,165 shares; David E. McGurn, Jr., 136,413 shares; Richard J. McKenna, 104,376 shares; and James R. Wimmer, 77,875 shares; all directors and executive officers as a group (18 persons), 976,458 shares.

(2)	Includes 300,000 shares held in trust for the benefit of Robert E. Gallagher’s grandchildren under which Robert E. Gallagher is the trustee, 400,000 shares held in trust for the benefit of Isabel Gallagher under which Robert E. Gallagher is a trustee, 400,000 shares held by a charitable trust under which Robert E. Gallagher is the trustee, 500,000 shares held by a limited partnership of which Robert E. Gallagher is the general partner, and 276,048 shares held in the Lauren E. Gallagher Trust under which Robert E. Gallagher is a trustee.
(3)	Includes 15,000 shares owned by Barbara Oil Company which are voted by Mr. Brooker.
(4)	Includes 165,650 shares held in trust for the benefit of his children by his wife, Anne M. Gallagher, and another, as trustees, 100,879 shares held by his wife, and 150,000 shares held by Elm Court LLC, a limited liability company, of which the voting LLC membership interests are owned by J. Patrick Gallagher, Jr. and the non-voting LLC membership interests are owned by a grantor retained annuity trust of which J. Patrick Gallagher, Jr. is the trustee.
(5)	Includes 28,000 shares held by his wife.
(6)	Includes 717 shares held by his son and 1,434 shares held by his wife as custodian for the benefit of his minor children.
(7)	Includes 8,000 shares held by his wife.

CORPORATE GOVERNANCE

Governance Guidelines

The Governance Guidelines adopted by the Board provide guidelines for the Company and the Board of Directors to ensure effective corporate governance. The Governance Guidelines cover topics including, but not limited to, director qualification standards, Board and committee composition, director responsibilities, director compensation, director access to management and independent advisors, director orientation and continuing education, succession planning and the annual evaluations of the Board and its committees.

The Nominating/Governance Committee will review the Company’s Governance Guidelines periodically and, if necessary, recommend changes to the Board. The full text of the Governance Guidelines is available on the Investor Relations page of our web site at www.ajg.com. The Company will provide a copy of the Governance Guidelines without charge to any shareholder upon written or verbal request of such person.

Independence of Directors

Our Governance Guidelines provide that the Board of Directors is to be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Our current Board of Directors has determined that all directors (except Robert E. Gallagher and J. Patrick Gallagher, Jr.) are independent in accordance with the New York Stock Exchange (“NYSE”) listing standards. The Board has made this determination based on the following criteria, in addition to any other relevant facts and circumstances:

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $100,000 during any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 during such twelve-month period in such compensation.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed by, the Company’s internal or external auditor is not independent until three years after the end of either the affiliation, employment or the auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serves or served on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

Nomination of Directors

It is the policy of the Nominating/Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the Committee (in care of the Chairman at the Company’s principal office). The Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated, be selected based on contributions they can make to the Board and management and be free from relationships or conflicts of interest that could interfere with the director’s duties to the Company and its stockholders.

In identifying and evaluating nominees for director, the Committee takes into account the applicable requirements for directors under the Exchange Act and the listing standards of the NYSE. In addition, the Committee may take into consideration such factors and criteria as it deems appropriate, including the nominee’s judgment, skill, integrity, diversity, and business or other experience. The Committee may (but is not required to) consider candidates suggested by management or other members of the Board. The Committee evaluates candidates recommended for director by stockholders in the same manner it evaluates any other nominee. The Committee may from time to time (but is not required to) hire consultants or search firms to help the Committee identify and/or evaluate potential nominees.

The Company’s by-laws establish advance notice procedures with regard to the nomination by a stockholder of a candidate for election as a director. In general, the Company must receive notice not less than

45 days prior to the annual meeting of the stockholders of the Company. Such notice must comply with the information requirements set forth in the by-laws relating to stockholder nominations including providing the consent of any nominee to serve as a director, if elected.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to the Company’s Board of Directors as well as the Company’s employees and officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Company’s Code of Business Conduct and Ethics covers professional conduct, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to the Company’s business. The Company encourages all employees, officers and directors to promptly report any violations of the Code of Business Conduct and Ethics to the appropriate persons identified in such Code.

A copy of the Company’s Code of Business Conduct and Ethics is posted on the Investor Relations page of our website at www.ajg.com. The Company will provide a copy of the Code of Business Conduct and Ethics without charge to any person, upon written or verbal request of such person. Requests should be directed in writing to Investor Relations, Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141, or by telephone to (630) 773-3800.

In the event that an amendment to, or waiver from, a provision of the Company’s Code of Business Conduct and Ethics that applies to the Company’s directors or executive officers is necessary, the Company intends to post such information on its website.

Certifications

On June 14, 2004, the Company’s Chief Executive Officer certified to the NYSE that he was not aware of any violation by the Company of the NYSE corporate governance listing standards as of that date. The Company filed with the SEC the certifications required by the Sarbanes-Oxley Act of 2002 as exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Stock Ownership Guidelines

The Company encourages stock ownership by our directors, officers and employees to align their interests with your interests as shareholders. To further this goal, in January 2004 the Nominating/Governance Committee of the Board of Directors determined that directors should own stock in the Company of a value not less than three times the annual director retainer paid to non-employee directors (currently $30,000) with such guidelines to phase in over a five year period.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Company’s Board of Directors has the responsibility to review the overall operations of the Company. The Board members are kept informed of the Company’s results of operations and proposed plans and business objectives by the Company’s management.

Bernard L. Hengesbaugh is currently a member of the Board of Directors as a Class III director, having been appointed to fill a vacancy in such Class on March 18, 2004. As previously announced, Mr. Hengesbaugh has decided not to stand for election as a director at the 2005 annual meeting as a result of his acceptance of the position of Chief Operating Officer of the American Medical Association. Mr. Hengesbaugh will cease being a director of the Company effective as of the 2005 Annual Meeting.

The Company’s policy is to encourage Board members to attend the Company’s annual meeting. All nine Board members attended the Company’s annual meeting held on May 18, 2004.

During 2004, the Board of Directors met five times. Except for Ilene S. Gordon, all of the directors attended 75% or more of the aggregate meetings of the Board and Board committees on which they served. Ilene S. Gordon attended 75% or more of the meetings of the Board and 62% of the Board committees on which she served. Included among the committees of the Board are standing Nominating/Governance, Audit and Compensation Committees.

Audit Committee

The Audit Committee of the Board of Directors is governed by a charter approved by the Board of Directors on November 20, 2003, a copy of which is available on the Company’s website at www.ajg.com or in print upon the verbal or written request of any stockholder. Among other things, the Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and performance of independent registered public accounting firms and the performance of the Company’s internal auditors. The Committee is also directly responsible for the appointment, retention, termination, compensation and oversight of the independent registered public accounting firm.

Current members of the Committee are Gary P. Coughlan (Chairman), T. Kimball Brooker, Bernard L. Hengesbaugh and James R. Wimmer, each of whom is independent within the meaning of SEC regulations and the listing standards of the NYSE. The Board of Directors has determined that Gary P. Coughlan qualifies as an audit committee financial expert, as that term is defined in the adopted rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee met eleven times in 2004.

Compensation Committee

The Compensation Committee of the Board of Directors is governed by a charter approved by the Board of Directors on November 20, 2003, a copy of which is available on the Company’s website at www.ajg.com or in print upon the verbal or written request of any stockholder. Current members of the Compensation Committee are T. Kimball Brooker (Chairman), Ilene S. Gordon, Elbert O. Hand, David S. Johnson, and James R. Wimmer, each of whom meets the independence requirements of the NYSE for compensation committee members. The Committee met six times in 2004.

The Compensation Committee determines the salaries, bonuses and other compensation and terms and conditions of employment of the executive officers and certain key employees of the Company and makes recommendations to the Board of Directors with respect to the Company’s compensation plans and policies. In addition, the Committee administers the Company’s stock option plans and reviews the Company’s employee benefit programs.

Nominating/Governance Committee

The Nominating/Governance Committee of the Board of Directors is governed by a charter approved by the Board of Directors on July 17, 2003, a copy of which is available on the Company’s website at www.ajg.com or in print upon the verbal or written request of any stockholder. Current members of the Committee are Ilene S. Gordon (Chairman), Elbert O. Hand, Bernard L. Hengesbaugh, David S. Johnson and James R. Wimmer, each of whom meets the independence requirements of the NYSE for nominating committee members. The Committee met two times in 2004.

The Nominating/Governance Committee is responsible for identifying and recommending individuals qualified to be directors of the Company to the Board for either appointment to the Board or to stand for election at the Company’s annual meeting of stockholders. The Committee is responsible for the development of corporate governance guidelines for the Company. At the recommendation of the Committee, the Board approved Governance Guidelines developed by the Committee on July 17, 2003.

Executive Sessions

Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not company officers. Executive sessions are led by a “Presiding Director.” The Presiding Director of such meetings is designated at each such executive session. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Presiding Director in his or her own discretion or at the request of the Board.

Communications with the Board of Directors

The Board has established a process for stockholders and other interested parties to communicate with the Board, the non-management directors as a group or any individual director. A stockholder or other interested party may contact the Board of Directors, the non-management directors as a group or any individual director by writing to their attention at the Company’s principal executive offices at Arthur J. Gallagher & Co., c/o General Counsel, The Gallagher Centre, Two Pierce Place, Itasca, Illinois 60143-3141. Communications received in writing are distributed to the Board, to non-management directors as a group or to an individual director.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes. The regular terms of office for the Class I, Class II and Class III directors expire at the 2006, 2007 and 2005 Annual Meetings of Stockholders, respectively. Two persons are to be elected at the Annual Meeting to hold office as Class III directors for a term of three years and until their respective successors are elected and qualified.

Set forth below is information concerning the nominees for election as Class III directors as well as information concerning the current directors in each class continuing in office after the Annual Meeting of Stockholders. The Board of Directors recommends a vote FOR the election of such nominees. The persons named on the enclosed proxy card intend to vote the proxies solicited hereby FOR all the nominees named below unless such authority is withheld. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy is required to elect directors. The enclosed proxy cannot be voted for more than two nominees. Should any nominee be unavailable to serve or for good cause refuse to serve, an event which the Board of Directors does not anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby for the election of such other nominee, if any, as they may select.

Nominees for Election to the Board of Directors as

Class III Directors with Terms Expiring in 2008

Name	Age	Year First Elected Director, Business Experience and Other Directorships
Gary P. Coughlan	61	Director since 2000; Senior Vice President and Chief Financial Officer of Abbott Laboratories from 1990 to March 2001; Senior Vice President of Kraft General Foods from 1989 to 1990; prior thereto Senior Vice President and Chief Financial Officer of Kraft, Inc. which he joined in 1972. Director of Hershey Foods Corporation.

Elbert O. Hand	65	Director since 2002; Chairman of the Board of Hartmarx Corporation, a consumer apparel products business, from 1992 to July 2004, Chief Executive Officer from 1992 to April 2002, and President and Chief Operating Officer from 1985 to 1992. Director of Hartmarx Corporation and Austin Reed Group Plc.

Members of the Board of Directors Continuing in Office as Class I Directors with Terms Expiring in 2006
J. Patrick Gallagher, Jr.(1)	53	Director since 1986; Chief Executive Officer since 1995; President since 1990; Chief Operating Officer from 1990 to 1994; Vice President—Operations from 1985 to 1990.

Ilene S. Gordon	51	Director since 1999; President Alcan Food Packaging Americas since 2004 (successor of Pechiney Plastic Packaging, Inc.); President of Pechiney Plastic Packaging, Inc., a flexible packaging manufacturing and marketing business, and Senior Vice President of Pechiney Group from 1999 to 2004; Vice President and General Manager of Tenneco Packaging Folding Carton Business from 1997 to 1999; Vice President—Operations of Tenneco, Inc. from 1994 to 1997. Director of United Stationers, Inc.

James R. Wimmer	76	Director since 1985; Partner, Lord, Bissell & Brook, attorneys, from 1959 to 1992 and Of Counsel from 1992 to 1999; Vice-Chairman and General Counsel of Commonwealth Industries Corporation from 1991 to 1993.

Members of the Board of Directors Continuing in Office

As Class II Directors with Terms Expiring in 2007

Name	Age	Year First Elected Director, Business Experience and Other Directorships
T. Kimball Brooker	65	Director since 1994; President, Barbara Oil Company, an investment business, since 1989; Managing Director, Morgan Stanley & Co., Inc. from 1975 to 1988.

Robert E. Gallagher(1)	82	Director since 1950; Chairman since 1990; Chief Executive Officer from 1963 to 1994.

David S. Johnson	48	Director since 2003; President of North American Commercial for Kraft Foods, Inc., since 2003; President of North American Operations, Technology, Procurement, Information Systems and Sales for Kraft Foods North America, Inc., 2002 to 2003; Group Vice President of Kraft Foods North America, Inc., 2000 to 2002; Executive Vice President of Kraft Foods, Inc., 1998 to 2000; joined Kraft in 1986.

(1)	Robert E. Gallagher is an uncle of J. Patrick Gallagher, Jr.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act or the Exchange Act that might incorporate filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

In discharging its oversight responsibility as to the audit process, the Committee obtained a formal written statement from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company that might bear on the independence of the independent registered public accounting firm consistent with Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence. The Committee discussed and reviewed with the independent registered public accounting firm all communications required by U.S. generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”, SEC Rules and other professional standards. The Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2004 and the Company’s internal control over financial reporting as of December 31, 2004.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, the Company’s accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. Management has represented to the Committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements and internal control over financial reporting has been carried out in accordance with standards of the Public Company Accounting Oversight Board and generally accepted auditing standards, as appropriate, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

Audit Committee

Gary P. Coughlan (Chairman)

T. Kimball Brooker

Bernard L. Hengesbaugh

James R. Wimmer

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report of the Compensation Committee

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act or the Exchange Act that might incorporate filings, including this Proxy Statement, in whole or in part, the following Compensation Committee report and the Comparative Performance Graph on Page 14 shall not be incorporated by reference into any such filings.

Executive Compensation

The Compensation Committee is responsible for determining the total compensation and employment conditions of the Company’s executive officers. In determining the total 2004 compensation, the Compensation Committee generally evaluated the executive’s contribution to the overall success of the Company in achieving the corporate goals set out below. In making such determinations, the members of the Compensation Committee consult with members of senior management and base such determinations on the information and recommendations of senior management. The following items are important elements in determining compensation.

Earnings Growth—Year-over-year earnings growth is one of the most important goals of the Company. The effort of an individual executive in meeting or exceeding year-over-year growth for his or her department or division has historically been an important criterion in the evaluation. In addition, the Compensation Committee focuses on the contribution of the executive to the overall success of the Company in meeting its plan for growth. Longer term growth goals, as measured against the Company’s Three Year Strategic Plan, are also considered in the evaluation. The Compensation Committee believes that the performance of management should be evaluated using “operating” and “cash” basis results as well as U.S. generally accepted accounting principle results. The Compensation Committee also takes into consideration the separate operating results of each of the Company’s core operating divisions in evaluating the performance of the managers of those divisions.

Business Growth—The Company considers its long-term business growth to be a critical factor in the continued success of the Company. Executives are expected to support the Company’s acquisition program which seeks to achieve growth by successfully integrating independent businesses into the corporate structure. Similarly, establishment of operations in new geographic areas, as well as the successful development and marketing of new product lines, are considered necessary to the continued growth of the Company and are included in the evaluation. In 2004, nineteen businesses were acquired. The development and marketing of new product lines continued on a basis consistent with prior years.

Human Resources—As a service business, the Company believes that its employees are its greatest asset. Over 59% of the Company’s expenses in 2004 were related to the compensation of its employees and related costs. The Company is committed to the successful hiring, training and retaining of people who promote the growth, financial success and management succession of the Company. An executive’s ability to manage these resources, as well as the attendant expenses, is a significant criterion.

Enhancement of stockholder value is the ultimate goal of the Company. The Compensation Committee believes that its focus on specific corporate goals should result in a strong stock price, improved earnings per share and greater return on stockholders’ equity.

The Company has a discretionary bonus pool for executive officers and key employees, contingent upon satisfactory corporate growth and the attainment of predetermined managerial goals. These predetermined goals are extremely varied and, in the case of the executive officers, are established by the individual officer in conjunction with senior management in consultation with the Compensation Committee. The goals are too diverse to generalize but typically include meeting or exceeding budgetary guidelines and contribution to the Company’s profitability. Attainment of these goals in many cases may be determined by a subjective judgment of the individual supervisor or, in the case of the executive officers, by the Compensation Committee. The Compensation Committee determines the eligibility for participation in the bonus pool. All of the executive officers of the Company (other than Messrs. Gault and McGurn, who participate in the BSD Bonus Plan described below) are eligible to participate in this plan. The Board of Directors is submitting for approval to the stockholders a Senior Management Incentive Plan. If approved by the stockholders, certain performance-based bonuses for officers of the Company will be determined in accordance with such Senior Management Incentive Plan.

The Company has a bonus plan for its Brokerage Services–Retail Division and Specialty Marketing and International Division (collectively the “Brokerage Services Division”) to provide incentives to the management personnel of the Brokerage Services Division. The bonuses under this plan are determined by a formula applied to the pretax profitability of the Brokerage Services Division. Under the plan, at the discretion of the Company, participants may receive their award in cash or in Common Stock of the Company. In general, an award under the plan vests in the participant’s account in three installments at the rate of 33 1/3% per year beginning on March 31st after the end of the year in which the bonus is earned, with vesting acceleration in the event of death, disability, or upon a “change in control” of the Company. Messrs. Gault and McGurn are eligible to participate in this plan.

The Company has a Deferred Equity Participation Plan to encourage executive officers and key employees to remain with the Company until their normal retirement. Under the plan, the Company contributes shares of Common Stock to a “rabbi trust” in an amount approved by the Compensation Committee in the name of the plan participant. The Chief Executive Officer of the Company, in conjunction with the Compensation Committee, annually determines the key executives who will receive an award under the plan and the amount of such award. Distributions under the plan normally may not be made until the participant retires after reaching age 62 and are subject to forfeiture in the event of a voluntary termination of employment prior to age 62. All distributions are made in the form of Common Stock of the Company. All of the executive officers are eligible to participate in this plan.

Option grants to executive officers under the Company’s Stock Option Plans are determined by the Compensation Committee and are generally based upon more subjective factors. The Compensation Committee considers the recommendations of the executive officers of the Company, the responsibilities of each grantee, his or her past performance and his or her anticipated future contribution to the Company. Options directly reflect the Company’s performance through its stock price.

The Board of Directors is submitting for approval to the stockholders of the Company the 2005 Long-Term Incentive Plan. If approved by the stockholders, the 2005 Long-Term Incentive Plan will replace the Deferred Equity Participation Plan, the Company’s Stock Option Plans and the Restricted Stock Plan.

The Internal Revenue Code limits the deductibility for federal income tax purposes of certain compensation payable to top executive officers of publicly held corporations. Certain types of compensation are excluded from the limitations. The Company generally attempts to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of nondeductible compensation which it deems appropriate.

Executive officers participate in the Savings and Thrift Plan, Supplemental Savings and Thrift Plan and Pension Plan, and receive customary employee health benefits and expense reimbursement in accordance with the Company’s policies.

During 2004, the Committee compared the compensation of the five most highly compensated executive officers of the Company to the publicly held competitors of the Company included in the Comparative Performance Graph on Page 14. The Committee targets the middle of its competitors’ salary range for its executive officers’ compensation. The Committee believes that the 2004 compensation of the Company’s five most highly compensated executive officers will be in the middle range when compared to its publicly-held competitors after making certain adjustments for the size of the Company.

Chief Executive Officer Compensation

For 2004, J. Patrick Gallagher, Jr., the Company’s Chief Executive Officer, received $850,000 in salary, which is the annual salary that has been in effect for him since 2001. Mr. Gallagher’s salary is based on his performance as related to the Company’s performance as well as other competitive data. Mr. Gallagher also received a cash bonus, a restricted stock award and an equity award under the Company’s Deferred Equity Participation Plan. In determining Mr. Gallagher’s bonus and equity awards, the Compensation Committee considered the analysis prepared by an independent consulting firm retained by the Compensation Committee to review the compensation received by Mr. Gallagher and other executive officers of the Company. Such independent consulting firm presented its analysis to the Compensation Committee at a meeting held on January 19, 2005. Based on this analysis, the Company’s performance in 2004 and the other criteria applicable to executive officers described above, the Compensation Committee recommended that Mr. Gallagher receive a cash bonus of $400,000, a restricted stock award of $600,000 and an equity award of $400,000 under the Company’s Deferred Equity Participation Plan.

Compensation Committee

T. Kimball Brooker (Chairman)

Ilene S. Gordon

Elbert O. Hand

David S. Johnson

James R. Wimmer

Summary Compensation Table

The following table presents information concerning compensation paid or set aside by the Company and its subsidiaries on an accrual basis to or for the benefit of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company in each of the Company’s last three fiscal years.

		Annual Compensation			Long Term Compensation Awards			All Other Compensation ($)(7)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(2)	Other ($)(3)	Deferred Equity Awards ($) (4)	Restricted Stock Awards ($) (5)	Securities Underlying Options (#)(6)

J. Patrick Gallagher, Jr. President and Chief Executive Officer	2004	850,000	400,000	26,600	400,000	600,000	65,024	42,200
	2003	850,000	500,000	30,800	400,000	500,000	50,000	31,000
	2002	850,000	283,300	30,900	400,000	566,700	25,000	19,600

James S. Gault Vice President	2004 2003 2002	500,000 500,000 400,000	100,000 100,000 166,700	17,000 17,400 17,800	300,000 250,000 300,000	200,000 200,000 333,300	35,000 35,000 25,000	20,400 17,000 9,300

Douglas K. Howell Vice President and Chief Financial Officer	2004 2003	425,000 354,000	141,700 212,500	134,900 96,800	200,000 200,000	283,300 212,500	38,756 75,000	12,000 7,600

David E. McGurn, Jr. Vice President	2004 2003 2002	450,000 450,000 400,000	100,000 100,000 133,300	6,500 6,800 13,300	150,000 250,000 300,000	50,000 200,000 266,700	35,000 35,000 20,000	19,200 15,300 9,100

Richard J. McKenna Vice President	2004 2003 2002	400,000 350,000 350,000	375,000 225,000 —	7,000 6,300 5,600	250,000 250,000 200,000	— — —	33,756 30,000 20,000	14,500 9,500 12,900

(1)	Represents bonuses related to services rendered in the fiscal year indicated that were determined and paid in the subsequent fiscal year.
(2)	Certain employees of the Company were eligible to receive a portion of their 2003 and 2004 bonuses as stock options. Mr. Gallagher elected to receive $100,000 of his 2004 bonus as options. Messrs. Gallagher, Howell and McKenna elected to receive $100,000, $25,000 and $25,000 of their 2003 bonuses, respectively, as options. The amounts in the bonus column include the dollar value of bonus amounts received as options.
(3)	Includes country club dues reimbursements and payments under the Company’s automobile lease program. For Mr. Howell, amount also includes additional compensation of $132,000 in 2004 and $96,800 in 2003 in reimbursement of move-related expenses in connection with his transition to his new position at the Company.
(4)

Represents amounts awarded under the Company’s Deferred Equity Participation Plan. Amounts shown do not represent actual payments to the executive officer. Participation in the plan by any person, and the amount of such participation, is at the sole discretion of the Company’s Chief Executive Officer, in conjunction with the Compensation Committee. The plan provides that the Company will contribute to the plan shares of Common Stock in an amount approved by the Compensation Committee. All funds allocated by the Company to the plan will be used to purchase Common Stock. Prior to payout, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares, and shares are subject to forfeiture under certain conditions, including but not limited to, the participant’s voluntary termination of employment with the Company prior to age 62. A participant will normally be eligible to receive a distribution from the plan upon retirement after reaching age 62. Substantially all distributions will be made in the form of Common Stock of the Company.
(5)	In the case of Messrs. Gallagher and Howell, represents the value of restricted stock awards which vest annually in equal parts over a two year period. In the case of Messrs. Gault and McGurn, represents the value of restricted stock awards granted pursuant to the Brokerage Services Division Bonus Plan which, in the case of Mr. Gault, vest annually in equal parts over a two year period and, in the case of Mr. McGurn, vest in 2006. Such awards include the dividends associated with the underlying stock. Since 2004 all restricted stock grants including those made under the Brokerage Services Division Bonus Plan were granted under the Restricted Stock Plan.
(6)	Certain employees were eligible to receive a portion of their 2003 and 2004 bonuses as stock options. Messrs. Gallagher, Howell and McKenna elected to receive $100,000, $25,000 and $25,000 of their 2003 bonuses, respectively, as options. Pursuant to this election, in April of 2004, Messrs. Gallagher, Howell and McKenna received options of 15,000, 3,800 and 3,800 respectively. These options are included in the option amounts for 2004.
(7)	Includes amounts contributed by the Company under the 401(k) match feature of the Company’s Savings and Thrift Plan of $5,125 in 2004, amounts contributed by the Company under the match feature of the Company’s Supplemental Savings and Thrift Plan in 2004 (Mr. Gallagher—$34,500, Mr. Gault—$13,600, Mr. Howell—$6,400, Mr. McGurn—$12,500, and Mr. McKenna—$6,900) and the equivalent annual value of insurance premiums paid by the Company for group term life insurance for the benefit of the named executive officer (Mr. Gallagher—$2,600, Mr. Gault—$1,700, Mr. Howell—$500, Mr. McGurn—$1,600 and Mr. McKenna—$2,500).

Comparative Performance Graph

The following graph demonstrates a five year comparison of cumulative total returns for the Company, the S&P 500 and a Peer Group comprised of the Company, Aon Corporation, Hilb, Rogal and Hamilton Co., Marsh & McLennan Companies, Inc., Willis Group Holdings Ltd. and Brown & Brown, Inc. The comparison charts the performance of $100 invested in the Company, the S&P 500 and the Peer Group on December 31, 1999, with dividend reinvestment.

Directors’ Compensation

Directors who are officers of the Company receive compensation in their capacities as officers and receive no additional compensation for serving as directors.

Non-employee directors, currently Messrs. Brooker, Coughlan, Hand, Hengesbaugh, Johnson, and Wimmer and Ms. Gordon, are eligible to receive compensation consisting of nonqualified stock options. In addition, non-employee directors receive an annual retainer of $30,000 per year or, in lieu of the cash retainer, an option to purchase shares of the Company’s Common Stock in that amount below market value, plus fees of $1,000 for attendance at each Board meeting or committee meeting on a date other than a Board meeting date. Non-employee directors are reimbursed for travel and accommodation expenses incurred in attending Board or committee meetings. Non-employee directors are not eligible for participation in any other compensation plans of the Company.

In 1989, the Company’s stockholders approved the adoption of the Company’s 1989 Non-Employee Directors’ Stock Option Plan, which has been subsequently amended (as amended, the “1989 Plan”). The 1989 Plan currently provides that non-employee directors are eligible to be granted nonqualified options to purchase a maximum of 1,925,000 shares of the Company’s Common Stock. The 1989 Plan encompasses options granted to non-employee directors at the discretion of the Compensation Committee of the Company’s Board of Directors (“Discretionary Options”) and options granted to non-employee directors pursuant to an election made by a non-employee director to receive options in lieu of his or her annual retainer (“Retainer Options”). Shares issued upon exercise of options granted under the 1989 Plan may be repurchased shares held by the Company or authorized but previously unissued shares. Under the 1989 Plan, a Discretionary Option shall be exercisable at such rate and price fixed by the Compensation Committee. Discretionary Options terminate if not exercised by the date set forth in the 1989 Plan or by such date established by the Compensation Committee at the time it makes the grant. If the 2005 Long-Term Incentive Plan is approved by the stockholders, the 1989 Plan will be replaced by the 2005 Long-Term Incentive Plan.

Pursuant to the terms of the 1989 Plan, Messrs. Coughlan, Hand, and Wimmer and Ms. Gordon have elected to receive their annual retainers for 2005 in the form of an option to purchase the Company’s Common Stock. Under the terms of the proposed 2005 Long-Term Incentive Plan, each non-employee director shall be eligible to receive all or part of his or her annual retainer in the form of a Retainer Option. A Retainer Option will have an exercise price per share equal to the fair market value of a share of Company Common Stock on the date the option is granted. The number of shares of Common Stock subject to a Retainer Option will have a fair market value as of the date of the grant equal to a multiple of the forgone retainer. For options granted in 2005, the multiple is five. Retainer Options will become exercisable over four quarterly periods following the date of grant and remain exercisable until the later of the date the director ceases to serve on the Board of Directors and the tenth anniversary of the date of grant.

On May 18, 2004, the Company granted a Retainer Option for 1,500 shares of the Company’s Common Stock to Messrs. Coughlan, Hand, Hengesbaugh and Wimmer and Ms. Gordon at an exercise price of $10.58 per share. Such options are exercisable at the rate of one-fourth of such grant each successive quarter commencing August 18, 2004. In addition, on May 18, 2004, the Company granted a Discretionary Option for 25,000 shares of the Company’s Common Stock to each of Messrs. Brooker, Coughlan, Hand, Hengesbaugh, Johnson and Wimmer and Ms. Gordon at an exercise price of $30.58 per share, which was the closing price for a share of Common Stock as reported on the NYSE composite listing on that date. Such options are exercisable at the rate of one-third of such grant each successive May 18, commencing May 18, 2005.

The Company approved a supplemental deferred compensation arrangement, effective July 1, 1996, with Robert E. Gallagher after his retirement, and to his surviving spouse after his death, and the surviving spouse of John P. Gallagher (J. Patrick Gallagher, Jr.’s mother), providing for a payment of $100,000 annually, inclusive of any Company pension plan payments, to be paid until the death of such beneficiary.

Pension Plan

The Company also maintains a non-contributory defined benefit pension plan covering substantially all domestic employees which is qualified under the Internal Revenue Code. The plan provides an annual pension benefit on normal retirement at age 65 which, when paid in the form of a single life annuity, will equal 1% of final average earnings multiplied by the number of years of credited service, not to exceed 25 years (without any deduction for social security or other offset amounts). A person’s earnings for purposes of the plan include all compensation other than allowances such as moving expenses plus any pre-tax contributions under the 401(k) feature of the Savings and Thrift Plan, less pre-tax contributions under the Supplemental Savings and Thrift Plan. The maximum includible compensation for a participant for any year may not exceed an overall salary maximum as determined by the Internal Revenue Service ($205,000 in 2004; $210,000 in 2005). The remuneration for executive officers shown under “Salary” and “Bonus” in the Summary Compensation Table constitutes their earnings during 2004 for purposes of the plan without regard to the Internal Revenue Service’s limitation. “Final average earnings” are the highest average earnings received in any five consecutive full calendar years before retirement. Employees’ pension rights are fully vested after the earlier of (i) 5 years of service with the Company or (ii) the attainment of age 65.

The following table shows the estimated annual benefits (which are not subject to deduction for social security or other offset amounts) payable on retirement under the Company’s defined benefit plan to persons in specific remuneration and credited years of service classifications assuming (i) the person elects the single life annuity basis providing monthly payments without benefits to his survivors and (ii) the person continues in the employ of the Company at his present rate of remuneration until age 65:

PENSION PLAN TABLE

Average remuneration during highest five consecutive years before retirement	Years of Credited Service
	15	20	25 or more
$130,000	$19,500	$26,000	$32,500
150,000	22,500	30,000	37,500
170,000	25,500	34,000	42,500
200,000	30,000	40,000	50,000
210,000	31,500	42,000	52,500

For purposes of estimating potential pension benefits using the foregoing table, the number of years of credited service as of December 31, 2004 for the executive officers named in the Summary Compensation Table are as follows: J. Patrick Gallagher, Jr. (25 years), James S. Gault (25 years), Douglas K. Howell (1 year) David E. McGurn, Jr. (25 years), and Richard J. McKenna (25 years). Such pension benefits are in addition to amounts payable to such persons under the Company’s Savings and Thrift Plan and Supplemental Savings and Thrift Plan on their retirement and are subject to certain limitations as required under the Internal Revenue Code.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 regarding the number of shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans.

	(a)		(b)	(c)
Plan Category	Number of securities issued or to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	15,702,210		$21.99	11,310,235	(1)
Equity compensation plans not approved by security holders(2)	14,391	(3)	$21.33	3,738,801	(4)

Total	15,716,601			15,049,036

(1)	Includes the following:
•	893,693 shares available under the Company’s 1988 Incentive Stock Option Plan.
•	5,512,881 shares available under the Company’s 1988 Nonqualified Stock Option Plan.
•	505,500 shares available under the Company’s 1989 Non-Employee Directors’ Stock Option Plan.
•	862,404 shares available under the Company’s United Kingdom Incentive Stock Option Plan.
•	3,535,757 shares available under the Company’s Employee Stock Purchase Plan.
(2)	The following plans have not been approved by the Company’s stockholders: the Deferred Equity Participation Plan, the Management Bonus Plan for the Brokerage Services Division, the Gallagher Healthcare Insurance Services, Inc. 2001 Nonqualified Stock Option Plan, and the Restricted Stock Plan. The material terms of each of these plans are described below.
(3)	Includes stock options to purchase 14,391 shares of the Company’s Common Stock pursuant to the Gallagher Healthcare Insurance Services, Inc. 2001 Nonqualified Stock Option Plan. The Company currently does not grant awards under this plan.
(4)	Includes 3,738,014 shares available under the Restricted Stock Plan and 787 shares available under the Gallagher Healthcare Insurance Services, Inc. 2001 Nonqualified Stock Option Plan. The Company currently does not grant awards under the Gallagher Healthcare Insurance Services, Inc. 2001 Nonqualified Stock Option Plan.

Set forth below is a brief description of the material features of each of the Company’s equity compensation plans that was adopted without the approval of the Company’s stockholders and that was in effect at December 31, 2004.

Deferred Equity Participation Plan

All of the Company’s executive officers and key employees are eligible to receive awards under the Company’s Deferred Equity Participation Plan. The Deferred Equity Participation Plan is a nonqualified plan that provides for distributions to certain executive officers and key employees of the Company upon their normal retirement or earlier death, disability, certain involuntary terminations, or upon a change of control. Under the provisions of the plan, the Company contributes shares of its common stock, in an amount approved by the Compensation Committee, to a rabbi trust on behalf of the executive officers and key employees participating in the plan. The Chief Executive Officer of the Company, in consultation with the

Compensation Committee, annually determines the executive officers and key employees that will receive an award under the plan and the amount of such award. Distributions under the plan normally may not be made until the participant retires after reaching age 62 and are subject to forfeiture in the event of voluntary termination of employment prior to age 62. Substantially all distributions from the plan are made in the form of the Company’s Common Stock. There is no authorized amount of shares to be issued pursuant to the Deferred Equity Participation Plan. The shares allocated under the Deferred Equity Participation Plan from June 1, 2003 (the date of the Restricted Stock Plan) through December 31, 2004 have been deducted from the amount of shares available under the Restricted Stock Plan in the table above. If approved by the stockholders, the 2005 Long-Term Incentive Plan will replace the Deferred Equity Participation Plan.

Management Bonus Plan for the Brokerage Services Division

All management employees of the Brokerage Services Division are eligible to participate in the Management Bonus Plan. The bonuses under this plan are determined by a formula applied to the pretax profitability of the Brokerage Services Division. Under this plan, at the discretion of the Company, participants may receive their award in cash or in the Company’s Common Stock or any combination thereof. In general, awards are paid in cash. Some awards are paid in stock and if stock is used, an award under this plan vests in the participant’s account in two or three installments with the first installment beginning on March 31st after the end of the year in which the bonus is earned and subsequent installments each March 31st thereafter, with vesting acceleration in the event of death, disability, or change of control. There is no authorized amount of shares to be issued pursuant to the Management Bonus Plan. If the Company decides to pay all or part of the bonus in stock, the shares are issued pursuant to the Restricted Stock Plan. As a result, the Management Bonus Plan is not included in the table above.

Gallagher Healthcare Insurance Services, Inc. 2001 Nonqualified Stock Option Plan

All salaried employees of Gallagher Healthcare Insurance Services, Inc. are eligible to participate in the 2001 Nonqualified Stock Option Plan. The Company adopted this plan at the time that it acquired The Galtney Group, Inc. in order to grant replacement options to the employees of the acquired company. All options granted under this plan have a term of not more than 10 years from the grant date and become exercisable over a period of time and at an exercise price determined by the Compensation Committee. If an optionee’s employment is terminated for any reason other than the death, disability or retirement of the optionee, all of the optionee’s options will terminate immediately, whether or not vested. In the event of a change of control (as defined in the plan), all outstanding options will become fully exercisable. Options granted under the plan are nontransferable and, during the optionee’s lifetime, are exercisable only by the optionee. The plan may be amended, suspended or terminated by the Board at anytime so long as no termination or amendment of the plan adversely affects the rights of an option holder. The Company does not plan to grant future options under this plan.

Restricted Stock Plan

All of the Company’s directors, officers and employees are eligible to receive awards under the Company’s Restricted Stock Plan adopted by the Board of Directors effective on June 1, 2003. The Restricted Stock Plan provides for the grant to certain directors, officers and employees of the Company of contingent rights to receive shares of Common Stock of the Company. Awards under the plan are granted at the discretion of the Compensation Committee of the Board. Each award granted under the plan represents the right of the holder of the award to receive shares of common stock of the Company, cash or a combination of shares and cash, upon and subject to the holder’s continued employment with the Company for a period of time after the date the award is granted. The Compensation Committee shall determine each recipient of an award under the plan, the number of shares of common stock subject to such an award and the period of continued employment required for the vesting of such award. 4,000,000 shares of common stock of the Company are authorized to be issued pursuant to the Restricted Stock Plan. In 2004 the Compensation Committee granted 119,598 shares of restricted stock under the Restricted Stock Plan. If approved by the stockholders, the 2005 Long-Term Incentive Plan will replace the Restricted Stock Plan.

Broad-Based Employee Stock Option Plans

The Company maintains a 1988 Incentive Stock Option Plan and a 1988 Nonqualified Stock Option Plan. Over 2,500 employees below the executive officer level have been awarded one or more stock option grants under these Stock Option Plans. The top five executive officers of the Company as a group have received less than 10% of the options granted in each of the last three years. These awards are granted in an effort to develop and motivate those employees who have been identified as important to sustaining the Company’s outstanding performance into the future. These awards reinforce in the Company an entrepreneurial environment and spirit by providing real incentives for these employees to sustain and enhance the Company’s long-term performance. The Company believes that the superior performance of these individuals will contribute significantly to the Company’s future success.

The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the executive officers of the Company named in the Summary Compensation Table during the Company’s 2004 fiscal year. The exercise price of the options equals the closing price for a share of the Company’s Common Stock on the date of the option grant.

Option Grants in the Last Fiscal Year (1)

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5% ($)	10% ($)
J. Patrick Gallagher, Jr.	50,000	1.55	29.42	7-22-14	925,000	2,344,000
	15,024	0.47	33.28	4-01-14	315,000	797,000

	65,024	2.02			1,240,000	3,141,000
James S. Gault	35,000	1.08	29.42	7-22-14	648,000	1,641,000
Douglas K. Howell	35,000	1.08	29.42	7-22-14	648,000	1,641,000
	3,756	0.12	33.28	4-01-14	79,000	199,000

	38,756	1.20			727,000	1,840,000
David E. McGurn, Jr.	35,000	1.08	29.42	7-22-14	648,000	1,641,000
Richard J. McKenna	30,000	0.93	29.42	7-22-14	555,000	1,407,000
	3,756	0.12	33.28	4-01-14	79,000	199,000

	33,756	1.05			634,000	1,606,000

(1)

Nonqualified options granted on April 1, 2004 and July 22, 2004, exercisable at the rate of 10% of total option for each calendar year after 2004. The options grants on April 1, 2004 to Messrs. Gallagher,

Howell and McKenna were made pursuant to such officer’s election to receive a part of their 2003 bonuses as options. Messrs. Gallagher, Howell and McKenna elected to receive $100,000, $25,000 and $25,000 of their 2003 bonuses, respectively, as options.

(2)	Based on actual option term and annual compounding.

The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company’s 2004 fiscal year and the number and value of unexercised options to purchase shares of Common Stock held at the end of the Company’s 2004 fiscal year by the executive officers of the Company named in the Summary Compensation Table.

Aggregated Option Exercises in the Last Fiscal Year

and Fiscal Year End Option Values

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End Exercisable (#)	Number of Securities Underlying Unexercised Options at FY-End Unexercisable (#)	Value of Unexercised In-the-Money Options at FY-End Exercisable ($)(2)	Value of Unexercised In-the-Money Options at FY-End Unexercisable ($)(2)
J. Patrick Gallagher, Jr.	30,000	710,000	26,500	193,524	258,000	1,713,000
James S. Gault	28,000	644,000	22,500	137,500	224,000	1,386,000
Douglas K. Howell	—	—	7,500	106,256	59,000	642,000
David E. McGurn, Jr.	30,000	725,000	99,500	140,500	2,043,000	1,456,000
Richard J. McKenna	8,000	191,000	83,000	130,756	1,647,000	1,308,000

(1)	Market value of underlying securities at exercise, minus the exercise price.
(2)	Market value of underlying securities at year end, minus the exercise price.

Severance Arrangements

The Company has a plan for severance compensation to employees after a hostile takeover. The plan defines a hostile takeover to include, among other events, the following events, if not approved by two-thirds of the members of the Board of Directors in office immediately prior to any such events: the election of directors not nominated by the Board of Directors, a business combination, such as a merger, not approved by the holders of 80% or more of the Common Stock and the Board of Directors or not meeting various “fair price” criteria, or the acquisition of 20% or more of the combined voting power of the Company’s stock by any person or entity. All full-time and part-time employees who are regularly scheduled to work 20 or more hours per week and who have completed at least two years of continuous employment with the Company are participants in the plan. A severance benefit is payable under the plan if a participant’s employment with the Company terminates voluntarily or involuntarily within two years after a hostile takeover for reasons such as reduction in compensation, discontinuance of employee benefit plans without replacement with substantially similar plans, change in duties or status, certain changes in job location and involuntary termination of employment for reasons other than just cause. For participants who have completed two but less than five years of employment, the benefit is equal to the employee’s annual compensation during the year immediately preceding the termination of employment. For employees who have completed five or more years of employment, the benefit is equal to two and one-half times the employee’s annual compensation during the 12 months ending on the date of termination of employment, but may not exceed 2.99 times average annual compensation during the preceding five years. Annual compensation is defined for purposes of the plan as the amount of the employee’s wages, salary, bonuses and other incentive compensation. Benefits are payable in a lump sum not later than 10 days after termination of employment.

Each of the executive officers of the Company named in the Summary Compensation Table has entered into a change in control agreement with the Company. A severance benefit is payable under the agreement if the executive officer’s employment with the Company is terminated by (i) the Company for any reason other than death, physical or mental incapacity, or cause within 24 months following a change in control of the Company; or (ii) the resignation of the executive officer within 24 months following a change in control of the Company upon the occurrence of a material change in the nature or scope of the executive’s authorities, powers, functions or duties or a reduction in the executive’s total compensation. In the event of any such termination of the executive officer’s employment, under the agreement the Company is required to pay the executive a severance allowance equal to his then salary and bonus payments for a 24 calendar month period. Additionally, the executive will also continue to participate for a period of two years in the Company’s welfare benefit plans. Cash benefits are payable in a lump sum not later than seven days after termination of employment.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

The Audit Committee has considered the qualifications of Ernst & Young LLP and recommended that the Board of Directors appoint them as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005. The Board of Directors desires to obtain stockholders’ ratification of the Board’s action in such appointment. A resolution ratifying the appointment will be offered at the meeting. If the resolution is not adopted, the adverse vote will be considered as a direction to the Board to select another independent registered public accounting firm for the following year. Because of the difficulty and expense of making any substitution of an independent registered public accounting firm so long after the beginning of the current year, it is contemplated that the appointment for the year 2005 will stand unless the Board finds other good reason for making a change.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003:

	2004	2003
Audit Fees	$1,510,000	$919,000
Audit-Related Fees	401,000	417,000
Tax Fees	840,000	480,000
All Other Fees	13,000	3,000

Totals	$2,764,000	$1,819,000

Fees for audit services include fees associated with the annual audit of the Company and its subsidiaries and, in 2004, the attestation of management’s report on the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally. Audit-related fees principally include due diligence in connection with acquisitions, audits in connection with the Company’s employee benefit plans, issuance of Service Auditor Reports (SAS 70) related to two Company subsidiaries and advisory work related to the Company’s preparation to meet the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Tax fees include tax compliance, tax advice and tax planning related to Federal, state and international tax matters. All other fees principally include fees for access to an online accounting and tax information database in 2003 and 2004 and assignment services related to the relocation of an expatriate in 2004.

All audit-related services, tax services and other services for fiscal years 2004 and 2003 were pre-approved by the Audit Committee. It is the policy of the Audit Committee to pre-approve the engagement of the independent registered public accounting firm before such accountant is engaged by the Company to render audit or other services.

A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

Ratification requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR THE RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.

PROPOSAL 3—APPROVAL OF THE ARTHUR J. GALLAGHER & CO.

SENIOR MANAGEMENT INCENTIVE PLAN

The Board of Directors proposes that stockholders approve the Arthur J. Gallagher & Co. Senior Management Incentive Plan (the “SMIP”). The SMIP was adopted by the Board of Directors on March 10, 2005 to be effective as of January 1, 2005, subject to stockholder approval at the 2005 Annual Meeting of the Company.

The Board’s approval and recommendation of the SMIP follows a review and evaluation of the Company’s existing compensation plans and a comparison, with assistance from outside advisors, of certain of those plans with programs offered by comparable companies. Based upon this review, the Board has concluded that the SMIP is consistent with similar plans at many comparable companies. The purposes of the SMIP are to retain and motivate the officers of the Company and its subsidiaries by providing them with the opportunity to earn incentive payments or stock-based awards based upon the extent to which specific performance goals have been achieved or exceeded for specified periods. The Company in the past has made similar cash and stock awards to officers so that, in many respects, the SMIP is a continuation of past compensation practices. The Board believes, however, that awards made pursuant to the SMIP will provide certain advantages to the Company, because it will more closely link compensation to objective measures of the Company’s performance and, in addition, may increase the amount of compensation that the Company can deduct for federal income tax purposes.

Description of the SMIP

The following is a description of the SMIP. This description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

Plan Term. The SMIP term is January 1, 2005 to December 31, 2009.

Eligible Participants. All officers of the Company or any of its subsidiaries are eligible to participate in the SMIP but only if the Compensation Committee selects them for inclusion in the plan for a given performance period.

Form of Award. All payments under the SMIP shall be made in cash or stock pursuant to a Company incentive plan for a specified performance period and only if specified performance goals are attained.

Administration. The Compensation Committee, which is made up entirely of independent directors, shall interpret, construe and administer the SMIP. The Compensation Committee’s interpretation, construction and administration of the SMIP and all of its determinations thereunder shall be final, conclusive and binding on all persons.

The Compensation Committee shall have the authority to determine the participants for a given performance period, determine the performance goals, determine whether performance goals have been attained, and decide whether incentive awards shall be deferred or may be deferred by the participant. The Compensation Committee may delegate some or all of its powers and authority to the President and Chief Executive Officer or other executive officer of the Company as the Compensation Committee deems appropriate, except in the case of awards payable to officers whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code. Only the Compensation Committee may designate such officers as plan participants, establish the performance goals and award opportunities for such officers and certify the achievement of such performance goals.

Performance Goals. The Compensation Committee shall establish for each performance period one or more objective performance goals for each participant or for a group of participants. Performance goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

Limits. The Compensation Committee shall have the sole authority to determine the objective goals. Awards may be expressed based on the participant’s annual salary or a multiple thereof. The Committee has the power to reduce the award or decide that no payment may be made. No participant may receive a payment in excess of $1,500,000 in any fiscal year of the Company, which amount shall be prorated for a performance period that is less than one year in duration.

Amendment or Termination of the SMIP. The Board of Directors may amend or terminate the SMIP, as it deems advisable, subject to any requirement of stockholder approval required by law, rule or regulation, including Section 162(m) of the Internal Revenue Code.

New Plan Benefits. The actual amount of compensation that will be paid under the SMIP cannot be determined at this time.

Vote Required. The approval of the SMIP requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR THE APPROVAL OF THE

ARTHUR J. GALLAGHER & CO.

SENIOR MANAGEMENT INCENTIVE PLAN

PROPOSAL 4 —APPROVAL OF THE ARTHUR J. GALLAGHER & CO.

2005 LONG-TERM INCENTIVE PLAN

The Board of Directors proposes that stockholders approve the Arthur J. Gallagher & Co. 2005 Long-Term Incentive Plan (the “LTIP”). The LTIP consolidates all of the Company’s important option and equity programs under a single plan compliant with Section 162(m) of the Internal Revenue Code. The LTIP was adopted by the Board of Directors to be effective upon and subject to approval by stockholders at the 2005 Annual Meeting of the Company. If approved, the LTIP will replace the Company’s 1988 Incentive Stock Option Plan, 1988 Nonqualified Stock Option Plan and 1989 Non-Employee Directors’ Stock Option Plan, each of which has been previously approved by the Company’s stockholders. The LTIP will also replace the Company’s Deferred Equity Participation Plan and Restricted Stock Plan, each of which has not been approved by the Company’s stockholders. The Board’s approval and recommendation of the LTIP follows a review and evaluation of the Company’s existing compensation plans and a comparison, with assistance from outside advisors, of certain of those plans with long-term incentive plans at many comparable companies. Based upon this review, the Board has concluded that the LTIP is the best vehicle for achieving the Company’s compensation objectives and is consistent with similar plans at a number of comparable companies. The Board of Directors firmly believes that a broad-based stock option program and an equity participation program is a necessary and powerful employee incentive and retention tool that benefits all of the Company’s stockholders.

The LTIP in large part represents a continuation of the Company’s stock option and other equity-based plans, variations of which have been in place since 1988. The Board believes the LTIP provides many of the advantages of the Company’s existing plans, while at the same time introducing a number of advantages over those plans. Below is a table summarizing and comparing some of the key differences and similarities between the existing plans and the LTIP.

Existing Plans	LTIP
10,650,880 shares available as of December 31, 2004 (compromised of 5,512,881 shares under the 1988 Nonqualified Stock Option Plan, 893,693 shares under the 1988 Incentive Stock Option Plan, 505,500 shares available under the 1989 Non-Employee Directors Stock Option Plan and 3,738,014 shares under the Restricted Stock Plan)	9,400,000 shares available

Some approved by stockholders, some not approved by stockholders	Stockholder approval required

Not 162(m) compliant (i.e., some compensation may not be deductible by the Company for federal income tax purposes)	162(m) compliant (i.e., all qualifying executive compensation would be deductible by the Company for federal income tax purposes)

Allows for the grant of discounted options	Prohibits discounted option grants

Allows for stock option repricing	Prohibits stock option repricing without stockholder approval

Broad-based plan provides flexibility to motivate and attract employees at all significant levels within the Company	Broad-based plan provides flexibility to motivate and attract employees at all significant levels within the Company

Relatively broad menu of equity-based awards from which to select	Broader and more flexible menu of equity-based awards than are available under existing plans; subject to grant limits, Compensation Committee will have greater flexibility to grant awards which meet the Company’s objectives

Allows for long term vesting schedules, thus aligning incentive compensation with long-term stockholder interests	Allows for long term vesting schedules, thus aligning incentive compensation with long-term stockholder interests

Approval of the LTIP is intended to enable the Company to achieve many objectives, including:

1.	Consolidation of future grants of equity-based compensation awards in a single, stockholder-approved plan. With limited exceptions, all future equity-based employee awards would be made under the LTIP rather than under the Company’s various existing equity-based plans. The LTIP will give the Company flexibility to grant the same types of awards as have been historically granted under existing plans, and at the same time will enable the Company to administer such awards in a more uniform fashion under a single stockholder-approved plan.

2.	The continued ability to offer stock-based incentive compensation to substantially all of the Company’s eligible employees and non-employee directors, while maintaining the Company’s long term annual dilution at less than 4% of total shares outstanding. Dilution is the net of annual stock options or equity awards granted, less shares subject to awards that are forfeited or expired, divided by the Company’s common shares outstanding at the beginning of the year.

3.	The ability to utilize a broader array of equity vehicles, including stock options, restricted stock or stock units, performance-based awards or stock appreciation rights, as deemed appropriate by the Compensation Committee and management. This flexibility, subject to stated grant limits, allows the Company to competitively attract, retain and motivate employees at all levels.

4.	Update, amend and revise the Company’s plans to make them compliant with new tax laws relating to deferred compensation and governance best practices while increasing the Company’s tax deduction for compensation paid to its executives. This is accomplished without an increase in the number of shares available for grant under the plans. The LTIP prohibits stock option repricing, as well as the use of discounted stock options. The shares authorized under the LTIP are less than the number of shares currently available under all of the plans that will be replaced if the LTIP is approved. If approved, the LTIP updates and replaces all of the Company’s current option and equity plans except the Company’s United Kingdom Incentive Stock Option Plan (which is and needs to be a plan qualified under the laws of the United Kingdom) and Employee Stock Purchase Plan. As described further below, the Company will benefit from federal income tax deductions for certain performance-based awards granted under the LTIP that under certain circumstances would not be deductible under the Company’s existing plans.

5.	The ability to continue long-term vesting schedules which tie the vesting of shares granted to continued employment with the Company. The Company’s philosophy is that any long-term incentive compensation should be closely aligned with stockholders’ long-term interests and should focus the employee on the long term growth and health of the Company. Accordingly, the Company’s equity grants historically have been tied to continued employment for a long period. For instance, the Company typically grants options with a ten year vesting schedule. Shares vest one-tenth each year. Thus, for an employee to receive the full benefit of the grant he or she must remain with the Company for a long period. The Company believes that these broad-based stock option grants with long vesting schedules focus the Company’s employees on the same performance improvement goals desired by stockholders and have instilled in the Company’s culture the necessity for employees to think and act as shareholders.

Further Discussion

The Company has a long history of linking employee compensation to the Company’s long- term stock performance. Under the existing plans and the proposed LTIP all employees are eligible for stock-based awards. The Company strongly believes that stock-based compensation should not be limited to senior management and that employees at all significant levels within the Company should have a stake in the future of the Company. Accordingly, the Company historically has granted stock award options to a broad spectrum of employees. For example over the last four years an average of only 5.5% of all options grants were granted to the five most highly compensated executive officers. This percentage is less than most of the Company’s direct insurance brokerage competitors.

The Board believes that employee stock ownership is a significant contributing factor in achieving superior corporate performance. The Board recognizes, however, that the Company’s broad-based stock option plan has led to an increase in the Company’s average annual dilution and stock overhang, two numerics of interest to stockholders. The Company’s current average annual dilution rate is approximately 3.5%. Although this is higher than the insurance industry average, it is comparable to the rate of most of our insurance brokerage competitors. The current stock overhang is approximately 23%. Contributing to this level of overhang has been (1) historically long stock option vesting periods with stock option grants generally vesting equally over a ten year period; (2) long employee exercise periods which match the ten year option vesting periods; (3) continued stock repurchases by the Company; and (4) continued use of options in connection with acquisitions.

The Board has evaluated the merits of other equity vehicles and continues to believe that stock options are the best vehicle for directly linking the long-term interests of employees with those of stockholders, thereby maintaining the Company’s and its employees’ focus on continuing long-term performance improvement.

The Company strongly believes that the Company’s equity-based programs and emphasis on employee stock ownership have been integral to our success in the past and will be important to our ability to achieve consistently superior performance in the years ahead. Approval of the LTIP will allow the Company to attract and focus employees on long-term improved company performance and stockholder returns. Approval of the LTIP is in the best interests of shareholders.

Description of the LTIP

The following is a description of the LTIP. This description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix B and incorporated herein by reference.

Plan Term. The LTIP term begins upon the date of approval by the stockholders of the Company and terminates on the date of the first annual meeting of stockholders to occur on or after the fifth anniversary of its effective date, unless terminated earlier by the Board of Directors.

Eligible Participants. All officers, employees and non-employee directors of the Company and its subsidiaries and persons expected to become officers, employees or non-employee directors of the Company and its subsidiaries are eligible to receive awards under the LTIP. The Compensation Committee shall determine the participants under the LTIP.

Shares Authorized. 9,400,000 shares of the Company’s Common Stock are available for awards granted under the LTIP, subject to adjustment for stock splits and other similar changes in capitalization. The number of available shares will be reduced by the aggregate number of shares that become subject to outstanding awards granted under the LTIP. To the extent that shares subject to an outstanding award granted under either the LTIP or any of the predecessor plans are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the settlement of such award in cash, then such shares will again be available under the LTIP.

Award Types. Awards include non-qualified and incentive stock options, stock-settled stock appreciation rights, restricted stock, restricted stock units and performance units any or all of which may be made contingent upon the achievement of performance criteria. Subject to the following plan limits, the Compensation Committee has the discretionary authority to determine the size of an award.

Plan Limits. Subject to adjustment for stock splits and other changes in capitalization, (i) the maximum number of shares available under the LTIP for restricted stock and restricted stock unit awards is 1,000,000; (ii) the maximum number of shares with respect to which options or stock appreciation rights or a combination thereof may be granted during any fiscal year of the Company to any person is 200,000; (iii) the maximum number of shares with respect to which performance-based restricted stock or restricted stock units may be granted during any fiscal year of the Company to any person is 100,000; and (iv) the maximum amount that may be payable with respect to performance units granted during any fiscal year of the Company to any person is $1,500,000.

Administration. The Compensation Committee, which is made up entirely of independent directors, shall interpret, construe and administer the LTIP. The Compensation Committee’s interpretation, construction and administration of the LTIP and all of its determinations thereunder shall be final, conclusive and binding on all persons.

The Compensation Committee shall have the authority to determine the participants in the LTIP, the form, amount and timing of any awards, the performance goals, if any, and all other terms and conditions pertaining to any award. The Compensation Committee may, subject to Section 162(m) of the Internal Revenue Code, take any action such that (i) any outstanding options and stock appreciation rights become exercisable in part or in full, (ii) all or any portion of a restriction period on any restricted stock or restricted stock units shall lapse, (iii) all or a portion of any performance period applicable to any performance-based award shall lapse and (iv) any performance measures applicable to any outstanding award be deemed satisfied at the maximum level or any other level. The Compensation Committee may delegate some or all of its powers and authority to the President and Chief Executive Officer or other executive officer of the Company as the Compensation Committee deems appropriate, except for awards granted to any officer whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code or who is subject to Section 16 of the Securities Exchange Act. Only the Compensation Committee may make decisions concerning the timing, pricing or amounts of an award to such officers.

Stock Options and Stock Appreciation Rights. The LTIP provides for the grant of stock options and stock appreciation rights. Stock options may be either tax-qualified incentive stock options or non-qualified options. The Compensation Committee will determine the terms and conditions of the exercisability of each option and stock appreciation right.

The period for the exercise of a non-qualified stock option or stock appreciation right will be determined by the Compensation Committee provided that no option may be exercised later than ten years after its date of grant. The exercise price of a non-qualified stock option and the base price of a stock appreciation right will not be less than 100% of the fair market value of a share of Company Common Stock on the date of grant, provided that the base price of a stock appreciation right granted in tandem with an option will be the exercise price of the related option. A stock appreciation right entitles the holder to receive upon exercise (subject to withholding taxes) shares of Company Common Stock (which may be restricted stock) with a value equal to the difference between the fair market value of Company Common Stock on the exercise date and the base price of the stock appreciation right.

Each incentive stock option will be exercisable for no more than ten years after its date of grant, unless the optionee owns greater than ten percent of the voting power of all shares of capital stock of the Company (a

“ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of a share of Company Common Stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code, currently 110% of fair market value.

Upon exercise, the option exercise price may be paid in cash, by the delivery of previously owned shares of Company common stock or through a cashless exercise arrangement. All of the terms relating to the exercise, cancellation or other disposition of an option or stock appreciation right upon a termination of employment, whether by reason of disability, retirement, death or any other reason, shall be determined by the Compensation Committee.

Non-Employee Director Options. In addition to any discretionary stock options granted under the LTIP, each non-employee director shall be eligible to receive all or part of his or her annual retainer in the form of stock options, in lieu of cash. An option granted in lieu of a cash retainer will have an exercise price per share equal to the fair market value of a share of Company Common Stock on the date the option is granted. The number of shares of Common Stock subject to each such option grant shall have a fair market value as of the date of the grant equal to a multiple of the forgone retainer. The multiple is determined by the Board of Directors from time to time. The number of shares will be determined by multiplying the amount of the forgone cash retainer by the designated multiple, and then dividing that amount by the value of a share of Common Stock on the date of grant. Such options will become exercisable in equal installments over the four quarters succeeding the date of grant and will remain exercisable until the later of the date the director ceases to serve on the Board of Directors and the tenth anniversary of the date of grant.

Stock Awards. The LTIP provides for the grant of stock awards. The Compensation Committee may grant a stock award either as a restricted stock award or a restricted stock unit award and, in either case, the Compensation Committee may determine that such award shall be subject to the attainment of performance measures over an established performance period. Stock awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or, in the case of a performance-based award, if applicable performance measures are not attained. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a stock award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee. The Compensation Committee may grant unrestricted shares of Common Stock or units representing the right to receive shares of Common Stock to employees who have attained age 62.

The agreement awarding restricted stock units will specify whether such award may be settled in shares of Company Common Stock, cash or a combination thereof and whether the holder will be entitled to receive dividend equivalents, on a current or deferred basis, with respect to such award. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a shareholder of the Company.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock, except that distributions other than regular cash dividends will be held by the Company and will be subject to the same restrictions as the restricted stock.

Performance Unit Awards. The LTIP also provides for the grant of performance unit awards. Each performance unit is a right, contingent upon the attainment of performance measures within a specified performance period, to receive a specified cash amount or shares of Company Common Stock, which may be restricted stock, having a fair market value equal to such cash amount. Prior to the settlement of a performance unit award in shares of Company Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. Performance units will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the specified performance period. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.

Performance Goals. Under the LTIP, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the Compensation Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as described below, the performance goals will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of Company common stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

Amendment or Termination of the LTIP. The Board of Directors may amend or terminate the LTIP, as it deems advisable, subject to any requirement of stockholder approval required by law, rule or regulation, including Section 162(m) of the Internal Revenue Code.

Change of Control. In the event of any acquisition by any person or group of 50% or more of the combined voting power of the Company or in the event of any change during any two-year period in the majority of the members of the Board of Directors whose election is not approved by at least two-thirds of the members of the Board of Directors, then (i) all outstanding options and stock appreciation rights will immediately become exercisable in full, (ii) the restriction period applicable to any outstanding restricted stock award or restricted stock unit award will lapse, (iii) the performance period applicable to any outstanding award will lapse, (iv) the performance measures applicable to any outstanding award will be deemed to be satisfied at the target level or at any other level as determined by the Board of Directors and (v) the Board of Directors may require that shares of stock of the corporation resulting from such transaction, or the parent thereof, be substituted for some or all of the shares of Company Common Stock subject to outstanding awards as determined by the Board of Directors, or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of Common Stock in the company resulting from the transaction, or the parent thereof, or a combination of cash and shares.

Federal Income Tax Consequences.

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the LTIP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the LTIP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the LTIP. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any award granted under the LTIP.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation’s shareholders and (3) if applicable, the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Compensation Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. As a result, certain compensation under the LTIP, such as that payable with respect to options and stock appreciation rights, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the LTIP, such as any restricted stock or restricted stock unit award which is not subject to performance conditions, would be subject to such limit.

Stock Options. A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights. A participant will not recognize taxable income at the time stock appreciation rights are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered. This amount is deductible by the Company as compensation expense.

Stock Awards. A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Performance Unit Awards. A participant will not recognize taxable income at the time performance units are granted and the Company will not be entitled to a tax deduction at that time. Upon the settlement of performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

New Plan Benefits. The benefits that might be received by officers, employees and non-employee directors cannot be determined at this time. All officers, employees and non-employee directors are eligible for consideration to participate in the LTIP.

Vote Required. The approval of the LTIP requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR THE APPROVAL OF THE

ARTHUR J. GALLAGHER & CO.

2005 LONG-TERM INCENTIVE PLAN

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Stockholder proposals to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company at its principal office on or before December 12, 2005 to be considered for inclusion in the Company’s proxy materials for that meeting. With respect to any stockholder proposal to be presented at the 2006 Annual Meeting of Stockholders that is received by the Company after February 25, 2006, the proxies solicited on behalf of the Board of Directors may exercise discretionary voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the year ended December 31, 2004 and during the year 2005 to date, the Company and certain of its subsidiaries have engaged in brokerage and other transactions on behalf of CNA Financial and certain of its subsidiaries in the ordinary course of business. From January 1, 2004 through April 28, 2004, one of the Company’s directors, Bernard L. Hengesbaugh, was Chairman of the Board of Directors of CNA Financial. All of these transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. The Company anticipates that it will continue to engage in such transactions with CNA Financial in the ordinary course of business during the remainder of 2005. None of the transactions in which the Company engaged with CNA Financial during 2004 were, or for 2005 are expected to be, in excess of five percent (5%) of the Company’s or CNA Financial’s consolidated gross revenues for either of such years.

Certain directors and executive officers have immediate family members who are employed by the Company. The compensation of each such family member was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions and is comparable to compensation paid to unrelated third parties for similar services. A sister of J. Patrick Gallagher, Jr. was employed by the Company in 2004, was paid an aggregate amount of $371,305 in salary and bonus and received a stock option grant of 2,500 shares. A brother of J. Patrick Gallagher, Jr. was employed by the Company in 2004, was paid an aggregate amount of $616,685 in salary and bonus, received stock option grants of 31,502 shares and had a $120,000 relocation related loan forgiven. A brother-in-law of J. Patrick Gallagher, Jr. was employed by the Company in 2004, was paid an aggregate amount of $525,724 in salary and bonus and received a stock option grant of 15,000 shares. A son of Robert E. Gallagher was employed by the Company in 2004, was paid an aggregate amount of $144,167 in salary and bonus and received a stock option grant of 3,000 shares. A brother of James W. Durkin, Jr. was employed by the Company in 2004, was paid an aggregate amount of $328,994 in salary and bonus and received a stock option grant of 10,000 shares. A son of James W. Durkin, Jr. was employed by the Company in 2004 and was paid an aggregate amount of $69,000 in salary and bonus.

In 2004 and 2003 the Company paid $387,000 and $306,000, respectively, to Advanced Group for certain personnel related services. A brother of J. Patrick Gallagher, Jr., is an Executive Vice President of Advanced Group. The Company engaged Advanced Group in the ordinary course of business in accordance with its normal procedures for engaging service providers and on terms no less favorable than could be obtained from unaffiliated third parties.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting or any adjournment thereof, such matters will be acted upon by the persons named as proxies in the accompanying proxy according to their best judgment in the best interests of the Company.

All expenses of the solicitation of proxies will be paid by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. In addition, the Company has retained D.F. King & Co., Inc., (“D.F. King”), to assist in soliciting proxies, for which services the Company will pay a fee of up to $10,000 in the aggregate plus a fee per call and reasonable out-of-pocket expenses.

Under D.F. King’s retention agreement, the Company will generally indemnify and hold harmless D.F. King and its affiliates against claims, costs and expenses directly relating to D.F. King’s services for the Company. D.F. King will be the sole proxy solicitor retained by the Company in connection with the Annual Meeting.

The Annual Report to Stockholders containing financial statements for the year ended December 31, 2004, and other information concerning the Company is being furnished to the stockholders but is not to be regarded as proxy soliciting material.

The material referred to in this proxy statement under the captions “Report of the Audit Committee”, “Report of the Compensation Committee” and “Comparative Performance Graph” shall not be deemed “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act except to the extent that the Company specifically incorporates any of the material in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Each stockholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. Your prompt response is helpful and your cooperation will be appreciated.

Dated: April 11, 2005

By Order of the Board of Directors

JOHN C. ROSENGREN

Secretary

APPENDIX A

ARTHUR J. GALLAGHER & CO.

SENIOR MANAGEMENT INCENTIVE PLAN

I.  Purposes

The purposes of the Arthur J. Gallagher & Co. Senior Management Incentive Plan (the “Plan”) are to retain and motivate the officers of Arthur J. Gallagher & Co. (the “Company”) and its subsidiaries who have been designated by the Compensation Committee (the “Committee”) to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for an applicable Performance Period. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any awards hereunder shall be so interpreted and construed to the maximum extent possible.

II.  Certain Definitions

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board that satisfies any then applicable requirements of the New York Stock Exchange, or such other principal national stock exchange on which the common stock of the Company is then traded, to constitute a compensation committee, and which consists of two or more members of the Board, each of whom may be an “outside director” within the meaning of Section 162(m) of the Code.

“Company” shall mean Arthur J. Gallagher & Co., a Delaware corporation, and any successor thereto.

“Determination Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within a Determination Period may be taken at a later date if permissible under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.

“Individual Award Opportunity” shall mean the potential of a Participant to receive an incentive payment based on the extent to which the applicable performance goals for a Performance Period shall have been satisfied. An Individual Award Opportunity may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

“Participant” shall mean an officer of the Company or any of its subsidiaries who is designated by the Company to participate in the Plan for a Performance Period, in accordance with Article III.

“Performance Period” shall mean any period commencing on or after January 1, 2005 for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

“Plan” shall mean the Arthur J. Gallagher & Co. Senior Management Incentive Plan, as set forth herein, as it may be amended from time to time.

III.  Administration

3.1 General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and any Individual Award Opportunity granted hereunder (including reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2 Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1

(a)	to designate within the Determination Period the Participants for a Performance Period;

(b)	to establish within the Determination Period the performance goals and other terms and conditions that are to apply to each Participant’s Individual Award Opportunity, including the extent to which any incentive payment shall be made to a Participant in the event of (A) the Participant’s termination of employment with the Company due to disability, retirement, death or any other reason or (B) a change in control of the Company;

(c)	to determine in writing prior to the payment under any Incentive Award Opportunity that the performance goals for a Performance Period and other material terms applicable to the Incentive Award Opportunity have been satisfied;

(d)	subject to the requirements of Section 409A of the Code, to decide whether, and under what circumstances and subject to what terms, Incentive Award Opportunities are to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(e)	to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3 Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period, only the Committee shall be permitted to (i) designate such person to participate in the Plan for such Performance Period, (ii) establish performance goals and Individual Award Opportunities for such person, and (iii) certify the achievement of such performance goals.

IV.  Performance Goals

4.1 Establishing Performance Goals. The Committee shall establish within the Determination Period of each Performance Period one or more objective performance goals for each Participant or for any group of Participants (or both), provided that the outcome of each goal is substantially uncertain at the time the Committee establishes such goal. Performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of common stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be a covered employees at any time during the applicable Performance Period, the performance goals established for the Performance Period may consist of any objective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Determination Period.

4.2 Impact of Extraordinary Items or Changes in Accounting. The measures utilized in establishing performance goals under the Plan for any given Performance Period shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s audited consolidated financial statements, without regard to (i) extraordinary or other nonrecurring or unusual items, or restructuring or impairment charges, as determined by the Company’s independent public accountants in accordance with GAAP or (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Determination Period or as otherwise required under Section 162(m) of the Code.

V.  Incentive Award Opportunities

5.1 Terms. At the time performance goals are established for a Performance Period, the Committee also shall establish an Individual Award Opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may, at the discretion of the Committee, be based upon the Participant’s annual base salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment under any Incentive Award Opportunity that would otherwise be made to any Participant or to decide that no payment shall be made. No Participant shall receive a payment under the Plan with respect to any fiscal year of the Company in excess of $1,500,000, which maximum amount shall be prorated with respect to Performance Periods that are less than one year in duration.

5.2 Incentive Payments. Payments under Incentive Award Opportunities shall be in cash or shares under a stock incentive plan maintained by the Company, as determined by the Committee, and shall be made at the time determined by the Committee after the end of the Performance Period for which the Incentive Awards are payable, except that no such payment shall be made unless and until the Committee, based to the extent applicable on the Company’s audited consolidated financial statements for such Performance Period (as prepared and reviewed by the Company’s independent public accountants), has certified in writing the extent to which the applicable performance goals for such Performance Period have been satisfied.

VI.  General

6.1 Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the 2005 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on and after January 1, 2005. This Plan shall terminate as of December 31, 2009, unless terminated earlier by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall be null and void.

6.2 Amendment or Termination of Plan. The Board may amend or terminate this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code.

6.3 Non-Transferability of Awards. No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.4 Tax Withholding. The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6 Designation of Beneficiary. If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the

Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant’s executor, administrator, legal representative or similar person.

6.7 Governing Law. This Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8 Other Plans. Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9 Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

APPENDIX B

ARTHUR J. GALLAGHER & CO.

2005 LONG-TERM INCENTIVE PLAN

I.  INTRODUCTION

1.1 Purposes. The purposes of the Arthur J. Gallagher & Co. 2005 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers and other employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders. As of the effective date of the Plan, no further awards shall be granted under the Prior Plans, as defined in Section 1.2.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 6.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $1.00 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Arthur J. Gallagher & Co., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of

Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Prior Plans” shall mean the Company’s 1988 Incentive Stock Option Plan (Restated as of May 19, 1998), 1988 Nonqualified Stock Option Plan (Restated as of January 22, 1998), 1989 Non-Employee Directors’ Stock Option Plan (Restated as of January 22, 1999), Restricted Stock Plan and Deferred Equity Participation Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 6.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees and nonemployee directors, and persons expected to become officers, other employees and nonemployee directors, of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

1.5 Shares Available. Subject to adjustment as provided in Section 6.7 and to all other limits set forth in this Section 1.5, 9,400,000 shares of Common Stock shall be available for all awards under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Stock Awards and delivered upon the settlement of Performance Units. To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under the Plan or any of the Prior Plans are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan.

Subject to adjustment as provided in Section 6.7 and all other limits set forth in this Section 1.5, 1,000,000 shares of Common Stock shall be available for Stock Awards under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Stock Awards. To the extent that shares of Common Stock subject to an outstanding restricted stock or restricted stock unit award granted under the Plan or any of the Prior Plans are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available for Stock Awards under this Plan.

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 200,000, subject to adjustment as provided in Section 6.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 100,000, subject to adjustment as provided in Section 6.7, and (iii) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be $1,500,000.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees and directors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 6.7, without the approval of the stockholders of the Company the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

III.  STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. The Committee may grant unrestricted shares of Common Stock to employees who have attained age 62.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. The Committee may grant fully vested units representing the right to receive shares of Common Stock to employees who have attained age 62.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

IV.  PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

V.  PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1 Eligibility. Each Non-Employee Director may be granted options to purchase shares of Common Stock in accordance with this Article V. All options granted under this Article V shall constitute Nonqualified Stock Options.

5.2 Elective Participation. Each Non-Employee Director may elect, prior to December 31st of any year and in accordance with procedures to be specified by the Committee, to receive a stock option in lieu of all or part of the annual cash retainer that would otherwise be payable to such Non-Employee Director for service on the Board or any committee thereof during the 12-month period following the date of the next annual meeting of stockholders (a “Directors Option”). Each Directors Option shall be granted on, or as soon as administratively practicable after, the date of the annual meeting of stockholders next following the date of such election. The number of shares of Common Stock subject to each Directors Option shall have a Fair Market Value as of the date of grant equal to a multiple of the forgone amount of the retainer otherwise payable to the Non-Employee Director, which multiple shall be determined by the Board from time to time.

5.3 Directors Options. Each Directors Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Exercise Period and Exercisability. Each Directors Option shall become exercisable (i) on the three-month anniversary of the date of grant with respect to 25% of the shares subject to such option, (ii) on the six-month anniversary of the date of grant with respect to an additional 25% of the shares subject to such option, (iii) on the nine-month anniversary of the date of grant with respect to an additional 25% of the shares subject to such option and (iv) on the 12-month anniversary of the date of grant with respect to the remaining shares subject to such option; provided, however, that such Director’s Option shall become immediately exercisable upon a Non-Employee Director’s termination of service on the Board for any reason other than gross misconduct by the Non-Employee Director, as determined by the Board in its sole discretion. Each Director’s Option shall expire and cease to be exercisable upon the later to occur of (A) the termination of the Non-Employee Director’s service on the Board or (B) 10 years after such date of grant.

(b) Purchase Price. The purchase price for the shares of Common Stock subject to any Directors Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Directors Option. A Directors Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Directors Options shall be exercisable in accordance with Section 2.1(c).

VI.  GENERAL

6.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2005 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of the date of such approval. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the fifth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than five years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect. Upon the effective date of this Plan, no further awards shall be granted under any of the Prior Plans.

6.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

6.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

6.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

6.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures, and the maximum amount that may be payable pursuant to any Performance Unit Award granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

6.8 Change in Control.

(a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the

Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) the Performance Period applicable to any outstanding award shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the target level or at any other level as determined by the Board (as constituted prior to such Change in Control) and (v) the Board (as constituted prior to such Change in Control) may, in its discretion:

(1)	require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 6.7; and/or

(2)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (i) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place, over the purchase price or base price per share of Common Stock subject to such option or SAR, (ii) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered multiplied by the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place, and (iii) in the case of a Performance Unit Award, the number of Performance Units then subject to the portion of such award surrendered; (B) shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b) For purposes of this Plan, a “Change in Control” shall occur if (a) any person or group, as defined in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended, is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 50 percent or more of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute at least a majority thereof.

6.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

6.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.12 Designation of Beneficiary. A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

6.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.14 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

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Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

Class III Nominees for term expiring in 2008:

For Withhold

01—Gary P. Coughlan

02—Elbert O. Hand

B Issues

The Board of Directors recommends a vote FOR the following proposals.

For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2005.

3. Approval of the Arthur J. Gallagher & Co. Senior Management Incentive Plan.

4. Approval of the Arthur J. Gallagher & Co. 2005 Long-Term Incentive Plan.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

IMPORTANT: Please sign your name exactly as it appears above. In the case of joint holders, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1—Please keep signature within the box

Signature 2—Please keep signature within the box

Date (mm/dd/yyyy)

1 U P X H H H P P P P 005129

001CD40001 00EZ6D

Proxy—Arthur J. Gallagher & Co.

Two Pierce Place Itasca, Illinois 60143

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder hereby appoints Robert E. Gallagher and J. Patrick Gallagher, Jr., or either of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of voting stock of Arthur J. Gallagher & Co. held of record by the stockholder on March 21, 2005, at the Annual Meeting of Stockholders to be held on May 17, 2005 or any adjournment thereof.

In Their Discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3 and 4. This proxy is revocable at any time.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)